Exhibit 8.1

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Attorneys at Law

5335 WISCONSIN AVENUE, N.W., SUITE 780

Washington, D.C. 20015

TELEPHONE (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

writer’s direct dial number

(202) 274-2000

            , 2014

Board of Trustees

Conahasset Bancshares, MHC

Boards of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

40 South Main Street

Cohasset, MA 02025

RE:	Federal Income Tax Opinion Relating to the Conversion of Conahasset

Bancshares, MHC from the Mutual to Capital Stock Form of Organization

Ladies and Gentlemen:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Conahasset Bancshares, MHC, a Massachusetts-chartered mutual holding company (the “MHC”) into the capital stock form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Conahasset Bancshares, MHC, dated February 25, 2014 (the “Plan”) and the integrated transactions described below.

In rendering our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan, the Registration Statement on Form S-1 filed by Pilgrim Bancshares, Inc., a Maryland stock corporation (the “Stock Holding Company”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and the applications filed with the Board of Governors of the Federal Reserve System and the Massachusetts Commissioner of Banks related to the Conversion (the “Applications”). In addition, we are relying on a letter from RP Financial, LC. to you, dated March 11, 2014, stating its belief as to certain valuation matters

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Our opinion is based upon the existing provisions of the Code, and the Treasury Regulations, and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions (collectively, the “Current Tax Law”), any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and as of the effective date of the Registration Statement filed by the Stock Holding Company with the SEC, assuming there is no change in the Current Tax Law or in any of the facts and assumptions set forth in this opinion. We assume no obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the MHC, Pilgrim Bank, the Mid-Tier Holding Company (as defined below) and the Stock Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. Pilgrim Bank (the “Bank”) is a Massachusetts co-operative bank headquartered in Cohasset, Massachusetts. The Bank was originally organized in 1916 under the name Pilgrim Co-Operative Bank as a Massachusetts mutual co-operative bank. In 2005, the Bank changed its name to Pilgrim Bank. The Bank organized into the mutual holding company structure in 2010 by forming the MHC and

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

Conahasset Bancshares, Inc., a Maryland chartered mid-tier holding company (the “Mid-Tier Holding Company”), and converted to a Massachusetts chartered stock co-operative bank. As a result, the Bank is currently the wholly-owned subsidiary of the Mid-Tier Holding Company, which is the wholly-owned subsidiary of the MHC. The MHC is a mutual holding company with no stockholders. The depositors of the Bank are considered to be the “owners” of the MHC and are entitled upon the complete liquidation of the MHC to any liquidation proceeds after the payment of creditors.

The Board of Trustees of the MHC and the Boards of Directors of the Mid-Tier Holding Company and the Bank adopted the Plan providing for the Conversion of the MHC from a Massachusetts-chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Stock Holding Company will succeed to all the rights and obligations of the MHC and the Mid-Tier Holding Company and will offer shares of Stock Holding Company Common Stock to depositors and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Mid-Tier Holding Company will convert from a Maryland corporation to a Delaware Corporation.

(2)	The Mid-Tier Holding Company will organize the Stock Holding Company as a Maryland-chartered stock holding company subsidiary.

(3)	The MHC will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the MHC will be cancelled and the depositors of the Bank who hold liquidation rights in the MHC will constructively receive liquidation rights in the Mid-Tier Holding Company in exchange for their liquidation rights in the MHC.

(4)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Stock Holding Company (the “Mid-Tier Merger”), with the Stock Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation rights in Mid-Tier Holding Company constructively received by persons who held liquidation rights in the MHC will automatically, without further action on the part of the holders thereof be exchanged for an interest in the Stock Holding Company Liquidation Account.

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

(5)	Immediately after the Mid-Tier Merger, the Stock Holding Company will offer for sale Stock Holding Company Common Stock in the Offering.

(6)	The Stock Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

Following the Conversion, a Stock Holding Company Liquidation Account will be maintained by the Stock Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 9.7 of the Plan, the Stock Holding Company Liquidation Account will be equal to the MHC’s total equity as reflected in the latest consolidated statement of financial condition contained in the final Prospectus used in the Offering. In turn, the Bank will establish the Bank Liquidation Account. The terms of the Stock Holding Company Liquidation Account and Bank Liquidation Account, which supports the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets, are described in Section 9.7 of the Plan.

As a result of the Conversion and Offering, the Stock Holding Company will be a publicly held corporation, will have registered the Stock Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Stock Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Stock Holding Company will be those persons who purchase shares of Stock Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Stock Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, Supplemental Eligible Account Holders (if any) and the Bank’s tax-qualified employee plans. Subscription rights are nontransferable. The Stock Holding Company will also offer shares of Stock Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public.

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

Opinions

Based on the foregoing description of the Conversion, including the MHC Merger, and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1. The conversion of the Mid-Tier Holding Company from a Maryland corporation to a Delaware Corporation will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

2. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code.)

3. The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation rights in the MHC for liquidation rights in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

4. No gain or loss will be recognized by the MHC on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation rights in the Mid-Tier Holding Company or on the constructive distribution of such liquidation rights to the depositors of the Bank. (Section 361(a), 361(c) and 357(a) of the Code.)

5. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the MHC in the MHC Merger in exchange for the constructive transfer of liquidation rights in the Mid-Tier Holding Company to the depositors of the Bank. (Section 1032(a) of the Code.)

6. Persons who have liquidation rights in the MHC will recognize no gain or loss upon the constructive receipt of liquidation rights in the Mid-Tier Holding Company in exchange for their liquidation rights in the MHC. (Section 354(a) of the Code.)

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

7. The basis of the assets of MHC (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the MHC immediately prior to the transfer. (Section 362(b) of the Code.)

8. The holding period of the assets of the MHC transferred to the Mid-Tier Holding Company will include the holding period of those assets of the MHC. (Section 1223(2) of the Code.)

9. The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

10. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Stock Holding Company and the Stock Holding Company’s assumption of its liabilities in exchange for interests in the Stock Holding Company Liquidation Account for the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

11. No gain or loss will be recognized by the Stock Holding Company upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

12. The basis of the assets of the Mid-Tier Holding Company to be received by the Stock Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

13. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation rights in the Mid-Tier Holding Company for their interests in the Stock Holding Company Liquidation Account. (Section 354 of the Code.)

14. The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation rights in the Mid-Tier Holding Company for interests in the Stock Holding Company Liquidation Account will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations with respect to the MHC Merger. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

15. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Stock Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon distribution to them of nontransferable subscription rights to purchase shares of Stock Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and Supplemental Eligible Account Holders in the subscription offering will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

16. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

17. It is more likely than not that the basis of the Stock Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

18. The holding period of the Stock Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

19. No gain or loss will be recognized by the Stock Holding Company on the receipt of money in exchange for Stock Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

20. Our opinions under paragraphs 13 and 15 are based on the position that the subscription rights to purchase shares of Stock Holding Company Common Stock received by Eligible Account Holders and Supplemental Eligible Account Holders in the subscription offering have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Stock Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

rights do not have any economic value at the time of distribution or at the time the rights are exercised in the subscription offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Stock Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Stock Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 16 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Stock Holding Company Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Stock Holding Company Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Stock Holding Company lacks sufficient net assets to fund the Stock Holding Company Liquidation Account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

In addition, we are relying on a letter from RP Financial, LC. to you dated March 11, 2014, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Stock Holding Company Liquidation Account in the event the Stock Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

Boards of Trustees

Conahasset Bancshares, MHC

Board of Directors

Conahasset Bancshares, Inc.

Pilgrim Bancshares, Inc.

Pilgrim Bank

            , 2014

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the MHC’s Application for Conversion filed with the FRB and Massachusetts Commissioner of Banks and to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Applications (as applicable) and Form S-1 under the captions “The Conversion and Plan of Distribution–Material Income Tax Consequences” and “Legal and Tax Matters.”

Very truly yours,

Luse Gorman Pomerenk & Schick, P.C.
A Professional Corporation